                                                               Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.


/s/ Arthur Andersen LLP
Detroit, Michigan
December 26, 1996